Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

NanoVibronix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to be Paid	Equity	Common Stock, $0.001 par value per share		(2)(3)
Fees to be Paid	Equity	Preferred Stock, $0.001 par value per share		(2)(3)
Fees to be Paid	Other	Warrants		(2)(3)
Fees to be Paid	Other	Units		(2)(3)
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(2)(3)		$7,593,358.50	$0.00011020	$836.79
Fees Previously Paid
Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	415(a)(6)	(1)(2)(3)		(1)(3)		(1)	S-3	333- 239965	August 11, 2020	(1)
Carry Forward Securities	Equity	Preferred Stock, $0.001 par value per share	415(a)(6)	(1)(2)(3)		(1)(3)		(1)	S-3	333- 239965	August 11, 2020	(1)
Carry Forward Securities	Other	Warrants	415(a)(6)	(1)(2)(3)		(1)(3)		(1)	S-3	333- 239965	August 11, 2020	(1)
Carry Forward Securities	Other	Units	415(a)(6)	(1)(2)(3)		(1)(3)		(1)	S-3	333- 239965	August 11, 2020	(1)
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$27,406,641.50 (1)(2)(3)		$27,406,641.50 (1)(2)(3)		(1)	S-3	333- 239965	August 11, 2020	$3,557.38 (1)

Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	415(a)(6)	(1)(2)(3)		(1)(3)		(1)	S-3	333- 229106	May 23, 2019	(1)
Carry Forward Securities	Equity	Preferred Stock, $0.001 par value per share	415(a)(6)	(1)(2)(3)		(1)(3)		(1)	S-3	333- 229106	May 23, 2019	(1)
Carry Forward Securities	Other	Warrants	415(a)(6)	(1)(2)(3)		(1)(3)		(1)	S-3	333- 229106	May 23, 2019	(1)
Carry Forward Securities	Other	Units	415(a)(6)	(1)(2)(3)		(1)(3)		(1)	S-3	333- 229106	May 23, 2019	(1)
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$15,000,000.00 (1)(2)(3)		$15,000,000.00 (1)(2)(3)		(1)	S-3	333- 229106	May 23, 2019	$1,818.00 (1)

	Total Offering Amounts						$50,000,000	$6,212.17

	Total Fees Previously Paid							$5,375.38

	Total Fee Offsets							-

	Net Fee Due							$836.79

(1)	The Registrant previously registered $15,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (File No. 333-229106) filed on December 31, 2018, and initially declared effective on May 23, 2019, as amended from time to time (the “First Registration Statement”), $15,000,000 of which remains unsold as of the date of filing of this registration statement (the “First Registration Statement Unsold Securities”). The Registrant also previously registered $35,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (File No. 333-239965) filed on July 21, 2020, and declared effective on August 11, 2020 (the “Second Registration Statement” and, together with the First Registration Statement, the “Prior Registration Statements”), $27,406,641.50 of which remains unsold as of the date of filing of this registration statement (the “Second Registration Statement Unsold Securities” and, together with the First Registration Statement Unsold Securities, the “Unsold Securities”). The Registrant expects to carry forward to this registration statement the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended. The Registrant previously paid a registration fee of $1,818.00 in connection with the filing of the First Registration Statement, of which $1,818.00 relates to the First Registration Statement Unsold Securities, and a registration fee of $4,543.00 in connection with the filing of the Second Registration Statement, of which $3,557.38 relates to the Second Registration Statement Unsold Securities. The $5,375.38 previously paid filing fee relating to the Unsold Securities under the Prior Registration Statements will continue to be applied to such Unsold Securities registered on this registration statement. For reasons stated above, the net registration fee paid in connection with the Unsold Securities is $0.

(2)

Pursuant to Rule 416 of the Securities Act, this Registration Statement also includes additional shares of common stock issuable upon stock splits, stock dividends or similar transactions. These offered securities may be sold separately, together or as units with other offered securities. An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.

(3)	Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the Registrant (including newly listed securities and carry-forward securities) will not exceed $50,000,000.

(4)

To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statements, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statements to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A